Exhibit 99.2

Retirement Agreement

This Retirement Agreement (this “Agreement”) is entered into between Niel C. Ellerbrook (“Executive”) and Vectren Corporation (“Vectren”).
Recitals
A.           Executive has made the decision to retire from Vectren effective May 31, 2010.

B.           Vectren has agreed to accept Executive’s retirement from Vectren.

Now Therefore, in recognition of Executive’s service with Vectren, and in consideration of the mutual covenants, promises, and obligations contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is mutually acknowledged, the parties agree as follows:
Agreement
1.	Definitions.
(a)
Throughout this Agreement, the term the “Company” shall encompass the following: (i) Vectren, as well as any division thereof, parent, subsidiary, affiliated entity, or related entity; and (ii) any current or former officer, director, trustee, agent, employee, shareholder, representative, insurer, or employee benefit or welfare program or plan (including administrators, trustees, fiduciaries, and insurers of such program or plan) of an entity referenced in or encompassed by Subparagraph 1(a)(i); provided however, "Company" shall not include any pension plan intended to constitute a tax-qualified retirement plan under Section 401(a) of the Internal Revenue Code of 1986, as amended ("Code").

(b)	Throughout this Agreement, the term “Retirement Date” shall mean the close of business on May 31, 2010, or such earlier date as Executive’s employment terminates pursuant to Paragraph 2.
2.
Employment.  Vectren agrees that Executive will continue in the employ of Vectren until the Retirement Date, on which date and time Executive’s employment will terminate and Executive will suffer a “Separation from Service” under Section 409A of the Code. Executive agrees that Executive will not terminate Executive’s employment with Vectren until the Retirement Date. Notwithstanding the foregoing, Executive’s employment shall cease upon Executive’s death prior to the Retirement Date.

3.
Retirement Payments and Other Consideration.  This Paragraph 3 contains a statement of all the benefits to be provided by the Company to Executive in connection with Executive’s retirement. Certain benefits are required to be provided to Executive pursuant to the terms of current plans or agreements governing such benefits and are simply restated in this Paragraph 3 for convenience of Executive and Vectren. Other benefits are not required to be provided to Executive pursuant to the terms of current plans or agreements and are being provided to Executive as part of Executive’s retirement package and in consideration of the terms and conditions and releases contained in this Agreement and then only if Executive signs this Agreement and this Agreement is not revoked by Executive and if Executive delivers, fully executed by Executive and dated the Retirement Date, the Reaffirmation of Retirement Agreement attached as Exhibit A.

(a)	On the first payroll date after the Retirement Date, Vectren agrees to pay Executive unpaid salary through the Retirement Date plus accrued vacation through the Retirement Date.

(b)
In consideration of the provision of services as a non-employee Chairman of the Board of Directors of Vectren Corporation (the “Board”), beginning immediately after the Retirement Date, Vectren agrees to pay Executive $150,000 per year (the “Chairman Payment”), which Chairman Payment shall be paid in monthly installments of $12,500 on the last day of each month during which Executive serves as non-employee Chairman of the Board. The Chairman Payment shall be in addition to any other payment payable to members of the Board in consideration for service on the Board and committees thereof.  During the period in which Executive serves as non-employee Chairman of the Board, Vectren shall provide Executive with an office and office support appropriate to such position.

(c)
Executive is a participant in the Vectren Corporation Unfunded Supplemental Retirement Plan for a Select Group of Management Employees (as amended and restated January 1, 2005) (the “SERP”) and in the Vectren Corporation Nonqualified Defined Benefit Restoration Plan (as amended and restated January 1, 2005) (the “Restoration Plan”).

(i)	Vectren and Executive agree that Executive’s “Termination of Employment,” in accordance with the terms of the SERP and the Restoration Plan, shall occur as of the Retirement Date.
(ii)
Pursuant to the terms of the SERP, Executive has elected to receive the actuarial equivalent of Executive’s monthly benefits calculated as of the date of termination of employment in a lump sum determined using the same actuarial assumptions set forth in the Vectren Corporation Combined Non-Bargaining Plan as currently in effect. Executive acknowledges that any change to that election which was made within 12 months of the Retirement Date is not effective. Pursuant to the terms of the SERP, since Executive is a “Specified Employee,” such lump sum payment shall not be made to Executive until the earlier of the date of Executive’s death or the first day after expiration of the six-month period immediately following the Retirement Date, and all payments that would have been made during such period shall be accumulated (together with earnings from the day after the Retirement Date until the payment date at the rate of seven and one-half percent (7-½%) per year, compounded annually) and paid on the first day after the earlier of death or expiration of such period (i.e., December 1, 2010).

(iii)
Notwithstanding anything to the contrary contained in the SERP and notwithstanding the fact that Executive will not be age 65 on or before the Retirement Date, Vectren agrees that Executive shall be treated for purposes of calculating his SERP benefit as if Executive’s termination of employment occurred on or after attainment of “Retirement Age” (as defined in the SERP). As a result, Executive's benefit under the SERP shall be determined pursuant to Section 3.02 (rather than 3.03) of the SERP; provided, however, for purposes of determining the offsets under Sections 3.02(1) and (2), Executive's benefits under the Company Pension Plan and the Company Restoration Plan and Executive's Company Savings Plan and Non-Qualified Savings Plan Monthly Benefit Equivalent shall be calculated as if such benefits had commenced as of June 1, 2010, rather than age 65.  Executive’s “Average Monthly Earnings” for purposes of the SERP shall be computed using the 60 consecutive calendar month period ending on the Retirement Date.

(iv)
Executive is a Type A Participant and a Type B Participant under the terms of the Restoration Plan. Pursuant to the terms of the Restoration Plan, Executive has elected to receive his entire benefit under the Restoration Plan in a single lump sum payment. Pursuant to the terms of the Restoration Plan, since Executive is a “Specified Employee,” such lump sum payment shall not be made to Executive until the earlier of the date of Executive’s death or the first day after expiration of the six-month period immediately following the Retirement Date, and all payments that would have been made during such period shall be accumulated (together with earnings from the day after Retirement Date until the payment date at the rate of seven and one-half percent (7-½%) per year, compounded annually) and paid on the first day after the earlier of death or expiration of such period (i.e., December 1, 2010).

(v)	Executive shall not be treated as having attained age 65 as of the Retirement Date for purposes of any plan or arrangement other than the SERP.
(d)
Executive is a participant in the Vectren Corporation At Risk Compensation Plan, as amended (the “At-Risk Plan”) and, as a participant in the At-Risk Plan, Executive has received the awards described in this Paragraph 3(d), which Executive and Vectren agree are the only awards currently in effect.

(i)
Pursuant to Section VII of the At-Risk Plan, Executive has received an “Annual Incentive Award” (as defined in the At-Risk Plan) for fiscal year 2010 (the “2010 Annual Incentive Award”). Notwithstanding anything to the contrary contained in the At-Risk Plan or in any other award, grant, document or agreement evidencing the 2010 Annual Incentive Award, Vectren agrees to pay Executive a payment equal to that amount which would have been earned by Executive (as adjusted or forfeited based on performance) as if Executive was employed during the entire fiscal year 2010 and as if Executive had earned Executive’s full base salary for all of fiscal year 2010 (i.e., $750,000). The payment of the 2010 Annual Incentive Award shall be made to Executive by March 15, 2011.

(ii)
Vectren acknowledges that for purposes of the At-Risk Plan the Compensation and Benefits Committee (the “Committee”) has consented to Executive’s “Retirement” (as defined in the At-Risk Plan) under the At-Risk Plan as of the Retirement Date.

(iii)
Pursuant to the At-Risk Plan, Executive has received a grant of “Restricted Stock” and/or “Stock Unit Awards” (as both terms are defined in the At-Risk Plan) covering the “Performance Period” (as defined in the At-Risk Plan) of January 1, 2007 through December 31, 2009 and the “Restriction Period” (as defined in the At-Risk Plan) of January 1, 2007 through December 31, 2010 (the “2007 Award”), which is specifically set forth in the award agreement applicable to the 2007 Award. As the Committee has consented to Executive’s Retirement under the At-Risk Plan, pursuant to the terms of the At-Risk Plan all restrictions with respect to the 2007 Award shall be removed as of the Retirement Date.

(iv)
Pursuant to the At-Risk Plan, Executive has received grants of Restricted Stock and/or Stock Unit Awards covering each of the following: (A) the Performance Period of January 1, 2008 through December 31, 2010 and the Restriction Period of January 1, 2008 through December 31, 2011 (the “2008 Award”); (B) the Performance Period of January 1, 2009 through December 31, 2011 and the Restriction Period of January 1, 2009 through December 31, 2012 (the “2009 Award”); and (C) the Performance Period of January 1, 2010 through December 31, 2012 and the Restriction Period of January 1, 2010 through December 31, 2013 (the “2010 Award” and, collectively, with the 2008 Award and the 2009 Award, the “Awards” and each, individually, an “Award”), which are specifically set forth in the award agreement applicable to the Award. Notwithstanding anything to the contrary contained in the At-Risk Plan or in any other award, grant, document or agreement evidencing the any Award, Vectren agrees to pay Executive a payment with respect to each Award equal to that amount which would have been earned by Executive (as adjusted or forfeited based on performance) for each Award as if Executive was employed during the entire Performance Period for the relevant Award. As the Committee has consented to Executive’s Retirement under the At-Risk Plan, pursuant to the terms of the At-Risk Plan all restrictions with respect to each Award shall be removed as of the expiration of the applicable Performance Period for such Award.

(v)
Pursuant to the At-Risk Plan, Executive has received grants of the following non-qualified options, all of which remain outstanding and in effect:  (i) an option to purchase 230,000 shares at a per-share option price of $22.54, granted May 1, 2001; (ii) an option to purchase 125,000 shares at a per-share option price of $23.19, granted January 1, 2003; (iii) an option to purchase 71,000 shares at a per-share option price of $24.74, granted January 1, 2004, and (iv) an option to purchase 85,100 shares at a per-share option price of $26.63, granted January 1, 2005. As Executive's Retirement pursuant to this Agreement is a "Retirement" for purposes of the At-Risk Plan, each of the options shall remain exercisable until the tenth anniversary of the grant date for such option.

(vi)
Pursuant to Article X of the At-Risk Plan, upon a Change in Control (as defined in the At-Risk Plan), the 2007 Award and all the Awards shall be immediately vested and the 2010 Annual Incentive Award shall be considered earned and not subject to forfeiture and if the event occurs before the end of the performance period, the payment of the 2010 Annual Incentive Award shall be based on target, unless the payment as determined pursuant to Paragraph 3(d)(i) produces a larger payment, in which case the amount determined pursuant to Paragraph 3(d)(i) shall apply.

(e)
Executive participates as an employee (but not as a director) in the Vectren Corporation Nonqualified Deferred Compensation Plan (As Amended and Restated Effective January 1, 2001) (the “Frozen Plan”). Pursuant to the terms of the Frozen Plan, Executive will “Retire” (as defined in the Frozen Plan) as of the Retirement Date. As is required by the Frozen Plan and the retirement election form timely made by Executive, Executive shall be paid his “Account Balance” (as defined in the Frozen Plan) in a lump sum no later than 60 days after the Retirement Date. As is required by the Frozen Plan, Vectren shall withhold from any payment made to Executive all federal, state and local income, employment and other taxes required to be withheld by Vectren. A portion of Executive’s Account Balance may be comprised of amounts deferred by the Company due to the fact such amounts were not deductible by the Company pursuant to Section 162(m) of the Code. As such, notwithstanding the foregoing, such amounts shall not be paid until such amounts are permitted to be paid by the Company.  As is required by the Frozen Plan, Executive's Account Balance shall be credited/debited until the last business day preceding the date on which his benefit under the Frozen Plan is distributed.

(f)
Executive participates as an employee (but not as a director) in the Vectren Corporation Nonqualified Deferred Compensation Plan Effective January 1, 2005 (the “Active Plan”). Pursuant to the terms of the Active Plan, Executive will “Retire” (as defined in the Active Plan) as of the Retirement Date. As is required by the Active Plan and the retirement election form timely made by Executive, Executive shall be paid his “Account Balance” (as defined in the Active Plan) in a lump sum. Pursuant to the terms of the Active Plan, since Executive is a “Specified Employee” (as defined in the Active Plan), such lump sum payment shall not be made to Executive until the earlier of the date of Executive’s death or the first day after expiration of the six-month period immediately following the date Executive experiences a “Separation from Service” (as defined in the Active Plan) and all payments that would have been made during such period shall be accumulated and paid on the first day after the earlier of death or expiration of such period (i.e., December 1, 2010). As is required by the Active Plan, Vectren shall withhold from any payment made to Executive all federal, state and local income, employment and other taxes required to be withheld by Vectren. A portion of Executive’s Account Balance may be comprised of amounts deferred by the Company due to the fact such amounts were not deductible by the Company pursuant to Section 162(m) of the Code. As such, notwithstanding the foregoing, such amounts shall not be paid until such amounts are permitted to be paid by the Company.  As is required by the Active Plan, Executive's Account Balance shall be credited/debited until the last business day preceding the date on which his benefit under the Frozen Plan is distributed.

(g)
Executive and Vectren agree that the Vectren Corporation Change in Control Agreement between Executive and Vectren dated March 1, 2005, as amended, shall terminate and be of no further force and effect as of the Retirement Date.

(h)
Vectren and Executive acknowledge that Executive, as a retiree, and Executive’s spouse are permitted to continue, at Executive’s cost, to participate in the Vectren medical insurance plan that is available to retirees from time to time (the “Medical Plan”) pursuant to the terms and conditions contained in the Medical Plan (as modified from time to time).

(i)
Except as provided in Subparagraphs (a) and (b) above, no payment or other consideration under this Paragraph 3 shall be made until after the effective date of this Agreement (as determined pursuant to this Agreement).

The management personnel who have reviewed this Agreement on behalf of Vectren do not have actual knowledge that any amounts payable to Executive in accordance with this Agreement will be subject to additional taxes under Section 409A of the Code.  Subject to the preceding sentence, Vectren makes no representation as to the tax consequences or liability arising from said payments including, without limitation, under Section 409A of the Code.  Moreover, the parties understand and agree that any tax consequences and/or liability to Executive arising from the payments to Executive shall be the sole responsibility of Executive; provided, however, Vectren shall indemnify Executive for any tax penalties incurred by Executive due to Vectren's incorrect reporting and withholding of taxes with respect to such payments. Executive acknowledges and agrees that Executive will pay any and all income tax which may be determined to be due in connection with all payments described in this Paragraph 3.
Certain of the payments and obligations agreed to by Vectren in this Paragraph 3 reflect consideration provided to Executive over and above anything of value to which Executive already is entitled. The payments and obligations agreed to by Vectren in this Paragraph 3 will be subject to all applicable taxes, withholdings, and deductions. Vectren may deduct from any payment to Executive any applicable withholding. Subject to the following sentence, Executive acknowledges and agrees that no other sums or amounts are or will be due or owing to Executive and Executive (for Executive and Executive’s agents, assigns, heirs, executors, and administrators) following Executive's termination of employment, and expressly waives any rights or claims to additional sums, amounts, privileges, or benefits not expressly provided for in this Paragraph 3, whether written, oral, express or implied.  Nothing in this Paragraph 3 or the following Paragraph 4 shall waive, modify, or amend Executive's rights under any qualified retirement plan, pursuant to any award of options outstanding on the Retirement Date, or under the Vectren's group medical plan.
4.
General Release and Waiver.  In consideration for the payments and obligations agreed to by Vectren in this Agreement, Executive (for Executive and Executive’s agents, assigns, heirs, executors, and administrators) hereby releases and discharges the Company from any claim, demand, action, or cause of action, known or unknown, which arose at any time from the beginning of time to the date Executive executes this Agreement, and waives all claims relating to, arising out of, or in any way connected with Executive’s employment with the Company including, without limitation, any claim, demand, action, cause of action, including money damages and claims for attorneys’ fees, based on but not limited to: (a) the Age Discrimination in Employment Act of 1967, as amended (“ADEA”), 29 U.S.C. § 621, et seq.; (b) the Americans with Disabilities Act of 1990, 42 U.S.C. § 12101, et seq.; (c) the Rehabilitation Act of 1973, as amended, 29 U.S.C. § 701, et seq.; (d) the Family and Medical Leave Act of 1993, 29 U.S.C. § 2601, et seq.; (e) the Civil Rights Act of 1866 and 1964, as amended, 42 U.S.C. § 1981; (f) Executive Retirement Security Act, 29 U.S.C. § 1001, et seq.; (g) Title VII of the Civil Rights Act of 1964, as amended, 42 U.S.C. § 2000(e), et seq.; (h) the Fair Credit Reporting Act, 15 U.S.C. § 1681, et seq.; (i) the Worker Adjustment and Retaining Notification Act, 29 U.S.C. § 2101, et seq.; (j) the Indiana Civil Rights Law, Ind. Code § 22-9-1-1, et seq.; (k) the Indiana wage payment statute, Ind. Code § 22-2-4-1, et seq.; and any Indiana wage law; (l) any existing or potential entitlement under any Company program or plan, including wages or other paid leave; (m) any existing or potential agreement, contract, representation, policy, procedure, or statement (whether any of the foregoing are express or implied, oral or written); (n) claims arising under any other federal, state and local fair employment practices law, disability benefits law, and any other employee or labor relations statute, executive order, law or ordinance, and any duty or other employment-related obligation, claims arising from any other type of statute, executive order, law or ordinance, claims arising from contract or public policy, as well as tort, tortious cause of conduct, breach of contract, intentional infliction of emotional distress, negligence, discrimination, harassment, and retaliation, together with all claims for monetary and equitable relief, punitive and compensatory relief and attorneys’ fees and costs; (o) the Indiana Constitution; and/or (p) the United States Constitution.

Executive understands and agrees that Executive is releasing the Company from any and all claims by which Executive is giving up the opportunity to recover any compensation, damages, or any other form of relief in any proceeding brought by Executive or on Executive’s behalf. Notwithstanding the foregoing, this Agreement is not intended to operate as a waiver of any retirement or pension benefits that are vested, the eligibility and entitlement to which shall be governed by the terms of the applicable plan. Nor shall this Agreement operate to waive any rights that Executive may have with respect to outstanding stock options or waive or bar any claim or right which -- by express or unequivocal terms of law -- may not under any circumstances be waived or barred. Moreover, this Agreement shall not operate to waive rights, causes of action or claims under the ADEA if those rights, causes of action or claims arise after the date Executive signs this Agreement. Nor shall this Agreement preclude Executive from challenging the validity of this Agreement under the ADEA.  The waiver in this Paragraph 4 shall not waive Executive's rights to any claim arising after he signs this Agreement and Exhibit A, including any claims based on the Company's alleged breach of this Agreement.
5.
Mutual Disclaimer.  This Agreement is entered into to provide Executive with a retirement package and to terminate the parties’ relationship on an amicable basis and shall not be construed as an admission of liability by either party. Accordingly, Executive states under penalties of perjury that - at the time Executive executes this Agreement - Executive is not aware of any facts or incidents of wrongdoing, liability, or discrimination by the Company from the beginning of time up to the date Executive signs the Agreement. The parties further understand that the retirement package creates no precedent for the Company in dealing with any future separations.

6.
Covenant Not to Sue.  Except for those claims, causes of action or rights explicitly excluded from release in Paragraph 4 above, Executive agrees that Executive will never file or accept anything of value from a lawsuit concerning any claim, issue, or matter relating to or arising out of employment with the Company, the cessation of employment, or the compensation or benefits payable in connection with employment or termination of employment. Should Executive violate any aspect of this Paragraph, Executive agrees: (a) that the lawsuit is null and void, and must be summarily withdrawn and/or dismissed; (b) to pay all costs, expenses, and damages incurred by the Company in responding to or as a result of any lawsuit brought by Executive that breaches this Agreement, including, without limitation, reasonable attorneys’ fees; (c) to pay all costs and expenses incurred by the Company in seeking enforcement of this Agreement, including reasonable attorneys’ fees; and (d) to return the amounts paid pursuant to Paragraph 3 (other than amounts payable pursuant to Subparagraph 3(b)) to which Executive would not have been entitled absent this Agreement – save $500 – within fourteen (14) days of written demand by Vectren. In the event this reimbursement provision is triggered, Executive agrees that the remaining provisions of this Agreement shall remain in full force and effect.

7.	Confidentiality; Non-Competition.
(a)
Confidentiality.  Executive agrees to hold in a fiduciary capacity for the benefit of Vectren all secret or confidential information, knowledge or data relating to Vectren or any of its affiliated companies, and their respective businesses, which shall have been obtained by Executive during Executive’s employment by Vectren or any of its affiliated companies and which shall not be or become public knowledge (other than by acts by Executive or representatives of Executive in violation of this Agreement). Indefinitely after the Retirement Date, Executive shall not, without the prior written consent of Vectren or as may otherwise be required by law or legal process (provided Vectren has been given notice of and opportunity to challenge or limit the scope of disclosure purportedly so required), communicate or divulge any such information, knowledge or data to anyone other than Vectren and those designated by it; provided, however, this Subparagraph (a) shall not apply to actions taken by Executive in good faith in his role as non-employee Chairman of the Board of Directors. In addition, Executive shall not solicit employees to leave the employment of Vectren and its affiliates for the period beginning on the Retirement Date and ending on the date one (1) year after Executive ceases to serve as a member of the Board.

(b)
Non-Competition.  Beginning on the Retirement Date and ending on the date one (1) year after Executive ceases to serve as a member of the Board, Executive will not directly or indirectly, own, manage, operate, control or participate in the ownership, management, operation or control of, or be connected as an officer, employee, partner, director or otherwise with, or have any financial interest in, any business which competes, or that is planning to compete, with the utility business of Vectren or any of its affiliates or any other business in which Vectren or any of its affiliates are engaged immediately prior to the Retirement Date in:

(i)	the State of Indiana; and
(ii)	the State of Ohio.

The parties expressly agree that the terms of this limited non-competition provision under this Section are reasonable, enforceable, and necessary to protect Vectren’s interests, and are valid and enforceable. In the unlikely event, however, that a court of competent jurisdiction were to determine that any portion of this limited non-competition provision is unenforceable, then the parties agree that the remainder of the limited non-competition provision shall remain valid and enforceable to the maximum extent possible. The foregoing shall not prohibit Executive from owning up to one percent (1%) of the issued and outstanding stock of any publicly traded company.
(c)
Damages; Specific Enforcement/Injunctive Relief.  Executive agrees that it would be difficult to measure damages to Vectren from any breach of the covenants contained in this Paragraph, but that such damages from any breach would be great, incalculable and irremediable, and that damages would be an inadequate remedy. Accordingly, Executive agrees that, (i) upon a breach of any of the covenants contained in this Paragraph, Vectren may have specific performance of the terms of this Agreement in any court permitted by this Agreement and, (ii) in the case of Executive's material breach of Subparagraph (a) or (b) above; Executive shall re-pay to Vectren the amounts paid pursuant to Paragraph 3 (other than amounts paid pursuant to Subparagraph 3(b)) to which Executive would not have been entitled absent this Agreement within fourteen (14) days of written demand by Vectren and shall be deemed to have waived his rights to any future payments pursuant to Paragraph 3 (other than amounts payable pursuant to Subparagraph 3(b)) to which Executive would not have been entitled absent this Agreement.  The parties agree, however, that specific performance, the return and waiver of payments and the other remedies described herein shall not be the exclusive remedies, and Vectren may enforce any other remedy or remedies available to it either in law or in equity including, but not limited to, temporary, preliminary, and/or permanent injunctive relief. If any term, provision or covenant in this Paragraph is held to be unreasonable, arbitrary or against public policy, a court may limit application of such term, provision or covenant or modify such term, provision or covenant and proceed to enforce this Paragraph as so limited or modified, which limited or modified term, provision or covenant will be effective, binding and enforceable against Executive.

(d)
Return of Property.  Upon the request of Vectren, Executive agrees to return to the custody of Vectren all Vectren and its affiliates property and proprietary information, as well as all copies thereof, that are in Executive’s possession, custody or control. This includes all tangible personal property (such as keys, credit cards, computers, hand held devices, cell phones, etc.) and all writings, contracts, records, files, tape recordings, correspondence, communications, summaries, data, notes, memoranda, diskettes, or any other source containing information which relates to or references Vectren or its affiliates and which was provided by Vectren or its affiliates or obtained as a result of Executive’s employment with Vectren.

8.
Successors.  This Agreement shall apply to Executive, as well as to his heirs, executors, administrators, and agents. This Agreement also shall apply to, and inure to the benefit of the Company, the predecessors, successors, and assigns of the Company and each past, present, or future employee, agent, representative, insurer, trustee, officer, or director of the Company.

9.
Severability.  The parties explicitly acknowledge and agree that the provisions of this Agreement are both reasonable and enforceable. However, the provisions of this Agreement are severable, and the invalidity of any one or more provisions shall not affect or limit the enforceability of the remaining provisions. Should any provision be held unenforceable for any reason, then such provision shall be enforced to the maximum extent permitted by law.

10.
Applicable Law and Jurisdiction.  This Agreement shall be interpreted, enforced, and governed under the laws of Indiana, without regard to conflict of laws principles thereof. Moreover, while the parties do not contemplate any future disputes, Executive agrees that any action or claim regarding this Agreement or otherwise brought against the Company by or on behalf of Executive, Executive’s agents, assigns, heirs, administrators, or executors that relate to Executive’s employment or the termination thereof shall be maintained in Indiana. If brought in state court, the action shall be filed in Vanderburgh County; if brought in federal court, the action shall be filed in the Southern District of Indiana. By signing this Agreement, Executive expressly consents to personal jurisdiction in Indiana. Both parties waive the right to a jury trial.

11.	Nonwaiver. The waiver by the Company of a breach of any provision of this Agreement by Executive shall not operate or be construed as a waiver of any subsequent breach by Executive.
12.
Indemnification.  Executive shall be indemnified by Vectren against claims arising in connection with Executive’s status as an employee, officer, director or agent of Vectren in accordance with Vectren’s indemnity policies and programs for its senior executives, subject to applicable law.

13.	Knowledge and Understanding. Executive acknowledges that, in accordance with the ADEA, Executive:
(a)	has been, and is hereby, advised to consult with an attorney prior to executing this Agreement and has had the opportunity to do so;
(b)
has been given a period of twenty-one (21) days within which to consider this Agreement, which allows Executive to make a knowing, voluntary, and fully informed choice about whether to sign this Agreement;

(c)	has availed Executive’s of all opportunities Executive deems necessary to make a voluntary, knowing, and fully informed decision; and
(d)	is fully aware of Executive’s rights, and has carefully read and fully understands all provisions of this Agreement before signing.

14.
Effective Date.  This Agreement may only be accepted during the twenty-one (21) day period after Executive receives this Agreement. In the event Executive executes this Agreement within the twenty-one (21) days following his receipt of this Agreement, Executive shall have an additional period of seven (7) days to revoke this Agreement. Any revocation shall be in writing and delivered via facsimile (facsimile number (812)_464-4169 to the attention of General Counsel. This Agreement shall not become effective, therefore, and none of the payments set forth in this Agreement shall become due until Executive has executed the Agreement and the seven-day revocation period has expired without revocation being exercised.

15.
No Fiduciary Relationship.  This Agreement shall not be considered to create an escrow account, trust fund or other funding arrangement of any kind or a fiduciary relationship between Executive and Vectren.

16.
No Pledge.  Executive shall not have any right to anticipate, pledge, alienate or assign any rights under this Agreement and any effort to do so shall be null and void. The amounts payable under this Agreement shall be exempt from the claims of creditors or other claimants and from all orders, decrees, levies and executions and any other legal process to the fullest extent that may be permitted by law.

17.
Notices.  All notices and other communications hereunder shall be in writing and shall he given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

If to Executive:                                                      If to Vectren:
Niel C. Ellerbrook                                                      Vectren Corporation
35 Johnson Place                                                      One Vectren Square
Evansville, IN   47714                                                      Evansville, IN  47708
Attn: Ronald E. Christian, General Counsel
or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.
18.	Counterparts. This Agreement may be executed in counterparts and when executed shall constitute one agreement.
19.
Complete Agreement.  This Agreement sets forth the complete agreement between the parties relating to the subjects herein. Any prior agreement between Executive and Vectren and/or Vectren’s predecessors or their past and present affiliates relating to Executive’s employment (the “Prior Agreements”) are terminated as of the Retirement Date without any remaining obligations of either party thereunder. All payments made under this Agreement are in full satisfaction of all amounts due Executive under the Prior Agreements. Executive acknowledges and agrees that, in executing this Agreement, Executive does not rely and has not relied upon any representations or statements not set forth herein made by the Company with regard to the subject matter, basis, or effect of this Agreement or otherwise. Notwithstanding the foregoing, nothing in this Agreement is intended to or shall limit, supersede, nullify, or affect any other duty or responsibility Executive may have or owe to the Company by virtue of any separate agreement or obligation.

[Signature page immediately follows.]

BY SIGNING THIS RELEASE, I STATE THAT: I HAVE READ IT; I UNDERSTAND IT AND KNOW THAT I AM GIVING UP IMPORTANT RIGHTS; I AGREE TO ALL THE TERMS CONTAINED WITHIN THIS AGREEMENT; I AM AWARE OF MY RIGHT TO CONSULT WITH AN ATTORNEY BEFORE SIGNING IT AND HAVE HAD THE OPPORTUNITY TO DO SO; I HAVE SIGNED IT KNOWINGLY AND VOLUNTARILY.

Agreed To By:

/s/Niel C. Ellerbrook
Niel C. Ellerbrook

Dated:   February 3, 2010

Vectren Corporation

By: /s/ Jean L. Wojtowicz
       Jean L. Wojtowicz, Chairperson
       of the Compensation and Benefits
       Committee
Dated:    February 3, 2010

Exhibit A

Reaffirmation of Retirement Agreement

I, Niel C. Ellerbrook, hereby reaffirm the terms of the Retirement Agreement previously entered into between Vectren Corporation, an Indiana corporation and me on _February 3_, 2010, (the “Agreement”), a copy of which is attached hereto as Exhibit A and is incorporated by reference into this subsequent Reaffirmation of Retirement Agreement (“Reaffirmation”).  I hereby reaffirm that I have complied with all the terms of the Agreement and that I will continue to do so.  I also reaffirm and agree to all the terms of the Agreement as delineated in Exhibit A.  This Reaffirmation shall not apply to rights or claims that may arise after the date the parties sign this Reaffirmation.
BY SIGNING THIS REAFFIRMATION, I STATE THAT: I HAVE READ IT; I UNDERSTAND IT AND KNOW THAT I AM GIVING UP IMPORTANT RIGHTS; I AGREE TO ALL THE TERMS CONTAINED WITHIN THE AGREEMENT; I AM AWARE OF MY RIGHT TO CONSULT AN ATTORNEY BEFORE SIGNING IT; I HAVE SEVEN (7) DAYS AFTER SIGNING TO REVOKE THIS REAFFIRMATION; AND I HAVE SIGNED THIS REAFFIRMATION KNOWINGLY AND VOLUNTARILY.
The Parties have each executed this Reaffirmation of Retirement Agreement on the dates indicated below.

Vectren Corporation

/s/Niel C. Ellerbrook                                                                By: /s/Jean L. Wojtowicz
Niel C. Ellerbrook                                                                       Jean L. Wojtowicz, Chairperson of the
       Compensation and Benefits Committee

Dated: February 3, 2010                                           Dated: February 3, 2010